Exhibit 10.6

January 22, 2008

Mr. Sayan Navaratnam
Chief Executive Officer
Creative Vistas, Inc.

Dear Mr. Sayan Navaratnam

Re: Creative Vistas, Inc.'s proposed bridge financing of 180 Connect Inc. ("180 Connect") (the "180 Connect Financing")

Erato Corporation (the "**Investor**") is pleased to confirm its current intention to provide up to $12,000,000 in financing to Creative Vistas, Inc., (the "**Company**") on such terms and conditions as the Company and the Investor shall mutually agree (the "**Bridge Financing**"). All proceeds from the Bridge Financing shall be used by the Company solely for the purpose of consummating the 180 Connect Financing on terms and conditions acceptable to the Investor. The Company hereby acknowledges that the Investor is currently an investor in each of the Company and 180 Connect and its subsidiaries, and the Investor supports the Company's current plan to make strategic acquisitions including a proposed transaction to acquire 180 Connect. In addition, Investor reserves the right to allocate its commitment among its affiliates and assign some or all of its rights to and delegate some or all of its responsibilities hereunder to one or more of its affiliates. In consideration for the issuance of this letter, the Company shall, on the date hereof, irrevocably issue to the Investor 1,738,365 options to purchase the common stock of the Company, such options to be substantially in the form attached hereto as Exhibit A.

This letter of intent is only an expression of the present intentions of the parties and until both the Company and the Investor sign a definitive agreement, there will not exist any binding legal obligation on the part of any party to consummate a transaction, (other than the Company's obligation to issue the options to the Investor as contemplated by the terms and provisions hereof). By executing this letter of intent, the Investor and the Company (collectively called the "Parties") hereby agree to proceed in good faith with the negotiation of mutually agreeable documentation for the Bridge Financing and

this letter of intent. The Parties also agree that they will use all reasonable efforts to complete all definitive documentation and fund the proceeds before or simultaneous with the Company's consummation of the 180 Connect Financing.

This letter of intent shall supersede all prior understandings between the Parties with respect to the subject matter hereof. This letter shall only inure to the benefit of the parties hereto and the Investor's assigns. This letter of intent shall not be assignable by the Company without the prior written consent of Investor (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Investor's assigns). This letter of intent may not be amended or waived except by an instrument in writing signed by Company and Investor. This letter of intent may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter of intent by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof. This letter of intent sets forth the entire understanding of the parties with respect thereto as of the date hereof. This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. If you are in agreement with the above, please sign a copy of this letter agreement and return the same to the undersigned.

This letter of intent shall terminate on March 1, 2008 unless extended in writing by the parties hereto.

INVESTOR:

ERATO CORPORATION
By: Laurus Capital Management, LLC

By: /s/Scott Bluestein
Name: Scott Bluestein
Title:

CREATIVE VISTAS, INC.

By: /s/Sayan Navaratnam
Name: Sayan Navaratnam
Title: CEO